Exhibit 99.1

UPDATE ON PROPOSED MERGER OF US GOLD AND MINERA ANDES

Toronto, Ontario (September 2, 2011) US Gold Corporation (NYSE:UXG — TSX: UXG) and Minera Andes Inc. (TSX: MAI - OTCBB: MNEAF) are pleased to provide an update on the proposed merger of US Gold and Minera Andes. Following the June 14, 2011 announcement of Rob McEwen’s proposal to merge US Gold and Minera Andes, each of the companies’ boards of directors established an independent special committee to consider the proposed merger and each of the companies has been conducting due diligence on the other. Each of the special committee of Minera Andes and US Gold has retained independent financial advisors and legal counsel and has been considering the transaction, with input from those advisors.

Based upon the input of their independent financial advisors, each special committee has directed its legal counsel to continue due diligence and begin negotiation of binding transaction agreements at a ratio of 0.45 of a US Gold common share for each 1.0 Minera Andes common share held. This is a change from the exchange ratio of 0.40 of a US Gold common share for each 1.0 Minera Andes share originally proposed by Mr. McEwen. The board of directors of each company has agreed in principle to the new exchange ratio, subject to satisfactory completion of remaining due diligence and negotiation of satisfactory binding transaction agreements.

Each of US Gold and Minera Andes agrees in principle that any agreement between them to effect the proposed merger will include their respective agreements to pay a break fee equal to 3% of the paying party’s market capitalization, based on its closing share price on September 1, 2011, to be payable in customary circumstances and subject to the negotiation of satisfactory binding transaction agreements.  The market capitalization of US Gold is $834,075,977 and the market capitalization of Minera Andes is $653,611,853, based on their respective closing prices on September 1, 2011.

Mr. McEwen, Chairman, CEO, and largest shareholder of each company, has agreed in principle to support the merger at the 0.45 exchange ratio with a break fee in the above amount and to vote all of his US Gold and Minera Andres shares in favor of the proposed merger, subject to the satisfactory completion of remaining due diligence and negotiation of satisfactory binding transaction agreements.

In addition to agreeing in principle on the amount of the break fee as described above, each of US Gold and Minera Andes has agreed to pay a break fee in the same amount, if the party enters into an agreement to effect or support any competing transaction before the earlier of (i) entering into a definitive agreement for the proposed merger (ii) a party terminating negotiations and abandoning the proposed merger as a result of an adverse due diligence finding, (iii) a mutual good faith termination of discussions and (iv) November 1, 2011, where the competing transaction would result in any other person acquiring more than 50% of the outstanding voting or equity shares of the paying person.

This latter agreement to pay a break fee in limited circumstances is binding on US Gold and Minera Andes immediately.  However, the other agreements in principle described above are not binding, and there is no assurance that US Gold and Minera Andes will successfully complete the remaining negotiations, enter into binding transaction agreements or complete the proposed merger on the terms agreed in principle or otherwise.

US Gold and Minera Andes do not intend to comment further regarding discussions or the proposed merger until binding transaction agreements are reached or discussions have terminated.

ABOUT US GOLD (www.usgold.com)

US Gold’s objective is to qualify for inclusion in the S&P 500 by 2015. US Gold explores for gold and silver in the Americas and is advancing its El Gallo Project in Mexico and its Gold Bar Project in Nevada towards production. US Gold has a strong treasury with approximately $100 million in cash and gold and silver bullion.  US Gold’s shares are listed on the NYSE and the TSX under the symbol UXG, trading 1.9 million shares daily during the past twelve months. US Gold’s shares are included in S&P/TSX and Russell indices and Van Eck’s Junior Gold Miners ETF. Rob McEwen, Chairman and CEO, owns 20% of the shares of US Gold.

ABOUT MINERA ANDES (www.minandes.com)

Minera Andes is an exploration company exploring for gold, silver and copper in Argentina with three significant assets: a 49% interest in Minera Santa Cruz SA, owner of the San Jose Mine in close proximity to Goldcorp’s Cerro Negro project; 100% ownership of the Los Azules copper deposit and 100% ownership of a large portfolio of exploration properties in Santa Cruz province, Argentina, including properties bordering the Cerro Negro project in Santa Cruz Province.  As of June 30, 2011, Minera Andes had $22 million in cash and short-term investments, with no bank debt. Rob McEwen, Chairman and CEO, owns 31% of the shares of Minera Andes.

Forward Looking and Cautionary Statements

This press release contains certain forward-looking statements and information by each of US Gold  and Minera Andes, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information express, as at the date of this press release, US Gold and Minera Andes’ estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, the completion of the proposed business combination between Minera Andes and US Gold (including the numerous approvals required in connection with such a business combination), risks related to business integration as a result of a successful business combination, factors associated with fluctuations in the market price of precious metals, mining industry risks, risks associated with foreign operations, risks related to litigation including specifically but not limited to Minera Andes’ Los Azules property, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks.  Readers should not place undue reliance on forward-looking statements or information. Neither US Gold nor Minera Andes undertake any obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See (i) US Gold’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”; and, (ii) Minera Andes’ Annual Information Form as filed on SEDAR (www.sedar.com) and form 40F/A filed with the SEC, for the period ended December 31, 2011, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The TSX has not reviewed and does not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of US Gold and Minera Andes.

Contacts:

US Gold Corporation

(647) 258-0395 / Toll Free: (866) 441-0690

info@usgold.com

Minera Andes Inc.

(647) 258-0395 / Toll Free: (866) 441-0690

info@minandes.com